Contact:  Curtis Garner
                 Chief Financial Officer
                 Otelco Inc.
                 205-625-3571
                 Curtis@otelcotel.com

Otelco Reports Third Quarter Results

ONEONTA, Alabama (November 2, 2006) - Otelco Inc. (AMEX: OTT; TSX: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama, Maine and Missouri, today announced results for its third quarter ended September 30, 2006. Key quarterly highlights for Otelco include:

•	Total revenues of $17.1 million
•	Operating income of $4.5 million
•	Adjusted EBITDA (as defined below) was $8.7 million

“The third quarter was highlighted by the completion of our acquisition of Mid-Maine Communications, Inc. on July 3, 2006,” said Mike Weaver, President and Chief Executive Officer of Otelco. “Total revenue for the third quarter increased 47.0% from the comparable quarter in 2005, reflecting the acquisition, as well as increases in digital high-speed Internet subscribers and growth in residential bundled services. Income from operations increased 2.2% over the same quarter in 2005 and held constant compared to second quarter 2006. Our allocation of the purchase price resulted in a net increase in fixed assets of $2.6 million. The depreciation expense associated with these assets is $0.2 million per quarter. In addition, amortization of intangibles was $0.5 million and we recorded a non-recurring write-off of prior loan costs. These items are included in operating expenses. Adjusted EBITDA (as defined below) increased by 26.5% to $8.7 million from $6.9 million in the third quarter of 2005. The Maine properties contributed quarterly EBITDA of $1.5 million and the Alabama and Missouri operations contributed EBITDA of $7.2 million, which represents a 5% increase over the comparable quarter in 2005.

“The acquisition of Mid-Maine increases our access line equivalents by 22,814 or 58%,” added Weaver. “This acquisition and the resultant amendment of our existing credit agreement allowed us to obtain a reduction of 0.75% in the interest rate on the $120 million senior debt. This reduction will result in annual savings of $0.9 million in interest expense.

“Operationally, Mid-Maine grew subscribers lines in their statewide CLEC business while our rural businesses continued to add more digital high-speed subscribers than we lost basic access lines,” added Weaver. “Digital high-speed Internet access grew 48.9% since second quarter of this year while our long distance subscribers increased 27.3% in the same period. Excluding Mid-Maine, the decline of basic access lines is approximately 2.9% on an annualized basis since

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Otelco Reports Third Quarter Results

November 2, 2006

the first of the year. On September 18, 2006, we filed the historical financial statements of Mid-Maine as well as pro forma financial information for the acquisition. Our integration process is moving forward on schedule and we are seeing consistent subscriber growth in Maine.

“While the completion of the acquisition of Mid-Maine was our primary focus this quarter, we continued to make improvements to our operations in Alabama and Missouri,” noted Weaver. “In this quarter, we completed our analysis of switching equipment and purchased a soft switch for our Alabama companies. The installation of the switch should be completed in the fourth quarter. In addition, we are working on an unlimited calling plan for our Missouri operations and expect to implement it by early next year.

“On October 2, 2006, Otelco paid $4.3 million to its’ IDS holders, which represents our seventh consecutive distribution of interest and dividends of approximately $0.42 per Income deposit Security (IDS),” pointed out Weaver. “Overall, our third quarter results and operating position are consistent with our expectations for 2006. We are focused on improving cash flows from our combined businesses and continuing to return cash to our shareholders.”

Distribution to IDS Holders
Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For the fourth quarter of 2006, the Board is meeting on November 9, 2006. The scheduled interest and any dividend declared will be paid on January 2, 2007 to holders of record as of the close of business on December 15, 2006. The interest payment covers the period from September 30, 2006 through December 29, 2006.

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Otelco Reports Third Quarter Results

November 2, 2006

Third Quarter 2006 Financial Summary
(Dollars in thousands, except per share amounts)

			Change
	3Q 2005	3Q 2006	Amount	Percent

Revenues	$11,659	$17,137	$5,478	47.0%
Operating income	$4,416	$4,515	$99	2.2%
Interest expense	$(4,131)	$(4,999)	$868	21.0%
Net income (loss) available to stockholders	$496	$(365)	$(861)	(173.6)%
Basic net income per share	$0.05	$(0.04)	$(0.09)	(180.0)%
Diluted net income per share	$0.03	$(0.03)	$(0.06)	(200.0)%

Adjusted EBITDA(a)	$6,878	$8,704	$1,826	26.5%
Capital expenditures	$980	$1,695	$715	73.0%

			Change
	YTD 2005	YTD 2006	Amount	Percent

Revenues	$35,129	$40,208	$5,079	14.5%
Operating income	$13,749	$13,407	$(342)	(2.5)%
Interest expense	$(12,167)	$(13,446)	$1,279	10.5%
Net income available to stockholders	$1,942	$1,933	$(9)	0.0%
Basic net income per share	$0.20	$0.20	$0.00	0.0%
Diluted net income per share	$0.13	$0.19	$0.06	46.2%

Adjusted EBITDA(a)	$21,328	$22,627	$1,299	6.1%
Capital expenditures	$3,340	$3,663	$323	9.7%

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
Adjusted EBITDA
Net Income	$496	$(365)	$1,942	$1,933
Add: Depreciation	1,928	2,817	5,772	6,692
Interest Expense	4,051	4,800	12,036	12,903
Interest Expense - Caplet Cost	80	198	131	543
Other non-operating income	--	(63)	--	(63)
Gain/Loss from Investments	--	--	--	(2,687)
Income Tax Expense	41	(1)	608	1,231
Accretion Expense	111	111	332	332
Change in Fair Value of Derivative
Liability	(305)	(27)	(921)	(337)
Loan Fees	29	20	89	76
Amortization - Tele Plant Adj.	--	179	--	179
Amortization - Non-compete	--	230	--	230
Amortization - Loan Cost	331	625	992	1,312
Amortization - Intangibles	116	180	347	283
Adjusted EBITDA	$6,878	$8,704	$21,328	$22,627

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated

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Otelco Reports Third Quarter Results

November 2, 2006

statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Second	Third
	Quarter	Quarter	% Change
Key Operating Statistics	2006	2006	Quarter
Access line equivalents (1)
Residential access lines	24,273	29,963	23.4%
Business access lines	7,961	21,682	172.4%
Total access lines	32,234	51,645	60.2%
High-speed lines	7,323	10,902	48.9%
Total access line equivalents	39,557	62,547	58.1%

Long distance customers	16,566	21,088	27.3%
Cable television customers	4,196	4,187	(0.2)%
Dial-up internet customers	10,614	20,999	97.8%

(1) We define access line equivalents as access lines, cable modems, and digital subscriber lines.

FINANCIAL DISCUSSION FOR THIRD QUARTER 2006

Revenues
Total revenues increased 47.0% in the three months ended September 30, 2006 to $17.1 million from $11.7 million in the three months ended September 30, 2005. In the same period, local services revenue increased 45.7% to $6.4 million, network access revenue increased 22.7% to $6.5 million, Internet revenue increased 92.3% to $2.7 million, and we added $0.9 million in transport revenue, primarily associated with the acquisition of Mid-Maine. Access line equivalents increased 58.1% reflecting the acquisition of Mid-Maine and continued growth in digital high-speed Internet customers in Alabama and Missouri where more than 2,500 new high-speed Internet customers were added over the last twelve months. Cable television revenue in the third quarter increased 3.2% to over $0.5 million in both periods. Total revenues increased 14.5% to $40.2 million for the nine months ended September 30, 2006 from $35.1 million in the same period of 2005.

Operating Expenses
Operating expenses in the three months ended September 30, 2006 increased 74.3% to $12.6 million from $7.2 million the three months ended September 30 2005. Cost of services increased 87.0% to $6.1 million in the three months ended September 30, 2006 from $3.3 million in the three months ended September 30, 2005. Selling, general and administrative expenses increased 54.6% to $2.5 million in the three months ended September 30, 2006 from $1.6 million in the three months September 30, 2005. Depreciation and amortization increased 69.7% to $4.0 million in the three months ended September 30, 2006 from $2.4 million in the three months September 30, 2005, reflecting the fair valued tangible and intangible assets associated Mid-Maine. The acquisition of Mid-Maine was the primary reason for these increases.

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Otelco Reports Third Quarter Results

November 2, 2006

Interest Expense
Interest expense increased 21.0% to $5.0 million in the three months ended September 30, 2006 from $4.1 million in the three months ended September 30, 2005. The senior credit facility was amended to add $40.0 million for the acquisition of Mid-Maine. The interest on the increased debt was partially offset by a decrease of 0.75% in the LIBOR margin on the full $120.0 million facility. There was also increased amortization of costs associated with the interest rate cap on the Company’s $80 million original credit facility.

Adjusted EBITDA
Adjusted EBITDA for the quarter was $8.7 million, up 26.5% from the third quarter of 2005. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Third Quarter Earnings Conference Call
Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Friday, November 3, 2006, at 11:00 a.m. ET. To participate in the call, dial 913-981-5519 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company’s Web site at http://www3.otelco.net/index.html or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay will be available for 30 days and may be accessed by calling 719-457-0820 and using the passcode 2445968. An audio archive will be available, shortly after the call, on the Company's website at http://www3.otelco.net/index.html or www.earnings.com for approximately 30 days.

ABOUT OTELCO
Otelco Inc., headquartered in Oneonta, Alabama, is the sole wireline telephone services provider in several rural communities in Alabama, Maine and Missouri. The Company’s services include local and long distance telephone, network access, transport, digital high-speed and dial-up Internet access, cable television and other telephone related services. With more than 62,000 access line, cable modems and digital subscriber lines, which are collectively referred to as access line equivalents, Otelco is among the top 40 largest local exchange carriers in the United States based on number of access line. Otelco operates six incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. It also provides competitive telephone services through several subsidiaries. For more information, visit the Company’s web site at www.otelco.net.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Third Quarter Results

November 2, 2006

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2005	September 30, 2006
Assets		(unaudited)
Current Assets
Cash and cash equivalents	$5,569,233	$14,691,890
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $163,028 and
$198,088 respectively	1,212,909	2,931,832
Unbilled revenue	1,828,104	2,302,904
Other	1,482,171	1,773,234
Materials and supplies	932,861	1,986,975
Prepaid expenses	504,256	595,477
Income tax receivables	749,591	749,591
Deferred income taxes	872,675	872,675
Total current assets	13,151,800	25,904,578

Property and equipment, net	44,555,611	62,026,887
Goodwill	119,431,993	134,226,762
Intangible assets, net	1,588,079	11,709,781
Investments	1,108,249	1,244,888
Deferred financing costs	6,971,610	7,205,426
Interest rate cap	5,318,728	4,807,755
Deferred costs	--	67,921
Total assets	$192,126,070	$247,193,998

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,106,114	$2,105,577
Accrued expenses	1,692,841	9,517,809
Advanced billings and payments	1,204,680	2,231,842
Customer deposits	213,524	217,605
Total current liabilities	4,217,159	14,072,833

Deferred income taxes	15,345,890	23,722,135
Other liabilities	192,769	185,098
Total deferred tax and other liabilities	15,538,659	23,907,233

Long-term notes payable, net of current portion	161,075,498	201,075,498
Derivative liability	1,830,095	1,492,399
Class B common convertible to senior subordinated notes	3,655,454	3,987,649

Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares issued and outstanding
9,676,733 shares	96,767	96,767
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 shares	5,447	5,447
Additional paid in capital	5,613,703	1,989,566
Retained deficit	(805,731)	(364,761)
Accumulated other comprehensive income	899,019	931,367
Total stockholders’ equity	5,809,205	2,658,386

Total liabilities and stockholders’ equity	$192,126,070	$247,193,998

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Otelco Reports Third Quarter Results

November 2, 2006

OTELCO INC.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006

Revenues
Local services	$4,383,431	$6,387,561	$13,153,081	$15,043,360
Network access	5,324,589	6,533,743	16,289,223	16,849,379
Cable television	533,812	550,914	1,545,990	1,631,985
Internet	1,417,485	2,725,156	4,140,643	5,743,860
Transport	--	939,598	--	939,598
Total revenues	11,659,317	17,136,972	35,128,937	40,208,182

Operating expenses
Cost of services and products	3,282,787	6,139,234	9,356,381	12,501,035
Selling, general and administrative
expenses	1,585,280	2,451,391	4,912,279	5,604,055
Depreciation and amortization	2,375,266	4,031,841	7,111,459	8,696,215
Total operating expenses	7,243,333	12,622,466	21,380,119	26,801,305

Income from operations	4,415,984	4,514,506	13,748,818	13,406,877
Other income (expense)
Interest expense	(4,131,073)	(4,998,563)	(12,166,821)	(13,445,668)
Change in fair value of derivative	305,016	27,234	920,494	337,696
Other income	58,662	201,419	379,353	3,197,927
Total other expense	(3,767,395)	(4,769,910)	(10,866,974)	(9,910,045)

Income before income taxes and
accretion expense	648,589	(255,404)	2,881,844	3,496,832

Income tax expense	(41,601)	1,375	(607,822)	(1,231,235)

Income before accretion expense	606,988	(254,029)	2,274,022	2,265,597

Accretion of Class B common
convertible to senior subordinated notes	(110,732)	(110,732)	(332,194)	(332,195)
Net income available to common
stockholders	$496,256	$(364,761)	$1,941,828	$1,933,402

Weighted average shares outstanding:
Basic	9,676,733	9,676,733	9,676,733	9,676,733
Diluted	10,221,404	10,221,404	10,221,404	10,221,404

Net income per share:
Basic	$0.05	$(0.04)	$0.20	$0.20
Diluted	$0.03	$(0.03)	$0.13	$0.19

Dividends declared per share	$0.18	$0.18	$0.53	$0.53

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